EXHIBIT 77C - OPPENHEIMER INSTITUTIONAL MONEY MARKET FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Institutional Money Market Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                          5,669,203,705                                0
David K. Downes                                       5,669,203,705                                0
Matthew P. Fink                                         5,669,203,705                                0
Edmund Giambastiani, Jr.                          5,669,203,705                                0
Phillip A. Griffiths                                       5,669,203,705                                0
Mary F. Miller                                             5,669,203,705                                0
Joel W. Motley                                           5,669,203,705                                0
Joanne Pace                                                5,669,203,705                                0
Mary Ann Tynan                                       5,669,203,705                                0
Joseph M. Wikler                                       5,669,203,705                                0
Peter I. Wold                                               5,669,203,705                                0
William F. Glavin, Jr.                                  5,669,203,705                                0

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                                   Against                                Abstain
5,173,547,753                              321,658,295                                173,997,657

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                                   Against                                Abstain
5,495,206,048                                      0                                    173,997,657

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                                   Against                                Abstain
5,173,547,753                              321,658,295                               173,997,657

2c-2:  Proposal to remove the additional fundamental policy relating to diversification of investments
For                                                  Against                                Abstain
5,173,547,753                              321,658,295                            173,997,657

2d:  Proposal to revise the fundamental policy relating to lending
For                                                    Against                                Abstain
5,173,547,753                              321,658,295                                173,997,657

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                                   Against                                Abstain
5,173,547,753                               321,658,295                            173,997,657

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                                    Against                                Abstain
5,173,547,753                                  321,658,295                                173,997,657

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                                    Against                                Abstain
5,173,547,753                                 321,658,295                                173,997,657

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                                     Against                                   Abstain
5,173,547,753                                 321,658,295                                173,997,657

2s:  Proposal to approve a change in the Fund’s investment objective
For                                              Against                                Abstain
5,495,206,048                                    0                                173,997,657

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                               Against                                Abstain
5,347,545,411                              321,658,295                                0